Exhibit 8(c)

                                  MUTUAL WAIVER


Pursuant to that Share Purchase Agreement dated as of the 11th day of January, 1999, as amended by the Amending Agreement dated as of the 29th day of February, 1999 (collectively, the "Share Purchase Agreement") among Powertech Inc, Randy Voldeng and Dragos Ruiu, each of the undersigned hereby:

1. Acknowledge and waive the requirement under Section 7.1 of the Share Purchase Agreement that the Closing takes place on February 5, 1999 and agrees that the Closing will take place as of the date hereof.

2. Acknowledge and waive the requirement under Sections 6.2(a) of the Share Purchase Agreement that the Purchaser have not less than $1,012,500 in its account. Notwithstanding this waiver, Powertech Inc. will have the said funds in its account on or before February 26, 1999.

3. Acknowledge and waive the requirement under Section 6.2(d) of the Share Purchase Agreement specifically and only with respect to:

         (a) the shares of the Purchaser are not currently listed and quoted on the NASD Over the Counter Bulletin Board which is in breach of Section 4.1(e) of the Share Purchase Agreement; and

         (b) there is an investigation of the Purchaser by the US Securities and Exchange Commission which is in breach of Section 4.3(b) of the Share Purchase Agreement.

         4. Acknowledge and waive the requirement under Section 6.2(e) of the Share Purchase Agreement specifically and only with respect to that the Purchaser has not raised and does not have in its account funds in an amount not less than $1,012,500 which is in breach of Section 5.2(h) of the Share Purchase Agreement. Notwithstanding this waiver, Powertech Inc. will raise and have the said funds in its account on or before February 26, 1999.

5. Acknowledge and waive the requirement under Section 6.2(f) of the Share Purchase Agreement specifically and only with respect to the shares of the Purchaser not currently being listed and quoted on the NASD Over the Counter Bulletin Board.

6. Acknowledge and waive the requirement under Section 6.2(g) of the Share Purchase Agreement specifically and only with respect to the investigation of the Purchaser by the US Securities and Exchange Commission.

7. Acknowledge and waive the requirement under Section 5.4 of the Share Purchase Agreement that the Vendors enter into employment agreements.



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8. All capitalized terms not defines in this Waiver will have the meaning given to such terms in the Share Purchase Agreement.

DATED as of the 12th day of February, 1999.

POWERTECH, INC.



Per:          illegible
      ---------------------------
       Authorized Signatory

SIGNED, SEALED AND DELIVERED         )
by RANDY VOLDENG in the presence of: )
                                     )
                                     )
           [illegible]               )       /s/ Randy Voldeng
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Name                                 )       RANDY VOLDENG
          [graphic ommitted]         )
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Address                              )
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Occupation                           )


SIGNED, SEALED AND DELIVERED         )
by DRAGOS RUIU in the presence of:   )
                                     )
           illegible                 )       /s/ Dragos Ruiu
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Name                                 )       DRAGOS RUIU
                                     )
          [graphic ommitted]         )
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Address                              )
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Occupation                           )